Exhibit 3.1

I I Wyoming Secretary of State : Herschler Building East, Suite 101 ' 122 W 25th Street Cheyenne, WY 82002 - 0020 Ph. 307.777.7311 Email: Business@wyo.gov WY Secretary of State FILED: 12/30/2025 02:44 PM Original ID: 2024 - 00151no& Amendment ID: 2025 - 006266254 L ----------------------------------------------- - Profit Corporation Articles of Amendment 1. Corporation name: OVar ೦೦ ust match exactly to the Secretary <if State's records.) 2. Article number( s ) 1 . . v . _. *See checklist below for article number information. .I is amended as follows: ೦ ommon Par Value: $ $0.0001 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . 4. The amendment was adopted on 1 1 2 11 1 12 0 2 5 ... _ . _ _ _ _ _ _. (Date - mmlddlyyyy) P - Amendment - Revised June 2021 1. ೦ ೦ 42 - ೦ Q ೦ •., 6%,ih 6 8 L £l

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5. Approval of the amendment: ( Please check only one appropriate field to indicate the party approving the amendment.) D Shares were not issued and the board of directors or incorporators have adopted the amendment. OR Ƒ approval , Share s we r i n e complianc e issue d and wit h th e boar d W.S . o f 17 - 16 - 1005 . director s have adopted the amendment without slzareholder OR Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17 - 16 - 1003. Signature: - + --- ' -- ' --- " --- .,.,,_ -- ' - .,_....... ,. .,.... (May be executed by Chairman o Board, President or another of its officers.) P . N 1Nat Smith I INat Smith nnt ame: .Contact Person: Title: r:uthorized Signer ---- ; : f :::================== ೦ I Daytim e Phone Number: 097682249 Email: ilings@northwestregisteredagent.com (An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.) Date: 112/11/2025 (mm/ddlyyyy) Checklist † Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State. Processing time is up to 15 business days following the date of receipt in our office. *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number. c::J Please mail with payment to the address at the top of this form. This form cannot be accepted via email. c::J Please review the form prior to submission. The Secretary of State's Office is unable to process incomplete forms. P - Amendment - Revised June 2021

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